Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-295465

PROSPECTUS

497,483 Shares of Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 497,483 shares of our common stock, par value $0.007 per share (“Common Stock”), which are comprised of (i) 365,603 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants (the “Warrants”) as a result of certain anti-dilution adjustments of such Warrants and (ii) 131,880 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of shares of our Series B Convertible Preferred Stock, par value $0.007 per share (the “Series B Preferred Stock”) as a result of certain anti-dilution adjustments of such shares of Series B Preferred Stock.

The Warrants and shares of Series B Preferred Stock were issued to the selling stockholders in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

We are not selling any Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Warrant Shares or Conversion Shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The selling stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the shares of Common Stock on behalf of the selling stockholders; however, does not necessarily mean that the selling stockholder will offer or sell their shares of Common Stock under this registration statement or at any time in the near future. We provide more information about how the selling stockholder may sell their shares of Common Stock in the section entitled “Plan of Distribution” on page 18.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of Common Stock, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the shares of Common Stock pursuant to this prospectus.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “BIAF.” On April 29, 2026, the last reported sale price of our Common Stock was $2.43 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our Common Stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2026

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 497,483 shares of our Common Stock, which are comprised of (i) 365,603 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of Warrants as a result of certain anti-dilution adjustments of such Warrants and (ii) 131,880 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of shares of our Series B Preferred Stock as a result of certain anti-dilution adjustments of such shares of Series B Preferred Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus, including any information incorporated by reference. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus, including any information incorporated by reference, in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information.”

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are predictive in nature, depend on or refer to future events or conditions, and are sometimes identified by words such as “may,” “could,” “plan,” “project,” “predict,” “pursue,” “believe,” “expect,” “estimate,” “anticipate,” “intend,” “target,” “seek,” “potentially,” “will likely result,” “outlook,” “budget, “objective,” “trend,” or similar expressions of a forward-looking nature and the negative versions of such expressions. The forward-looking statements in this prospectus generally relate to the plans and objectives for future operations of bioAffinity Technologies, Inc. and are based on our management’s reasonable estimates of future results or trends. Although we believe these forward-looking statements are reasonable, all forward-looking statements are subject to various risks and uncertainties, and our projections and expectations may be incorrect. The factors that may affect our expectations regarding our operations include, among others, the following:

●	our projected financial position and estimated cash burn rate;

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●	our estimates regarding expenses, future revenues, and capital requirements;

●	the success, cost, and timing of our clinical trials;

●	our ability to obtain funding for our operations necessary to complete further development and commercialization of our diagnostic tests or therapeutic product candidates;

●	our dependence on third parties in the conduct of our clinical trials;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our diagnostic tests or therapeutic product candidates;

●	the potential that the results of our pre-clinical and clinical trials indicate our current diagnostic tests or any future diagnostic tests or therapeutic product candidates we may seek to develop are unsafe or ineffective;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property (“IP”) protection for our diagnostic and therapeutic inventions or future diagnostic and therapeutic inventions to expand our product offerings;

●	our ability to protect our IP rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our IP rights;

●	the possibility that a third party may claim we or our third-party licensors have infringed, misappropriated, or otherwise violated their IP rights and that we may incur substantial costs and be required to devote substantial time defending against such claims;

●	our reliance on third parties;

●	the success of competing diagnostic tests and therapeutic products that are or will become available;

●	our ability to expand our organization to accommodate potential growth and to retain and attract key personnel;

●	our potential to incur substantial costs resulting from product liability lawsuits against us and the potential for such lawsuits to cause us to limit the commercialization of our diagnostic tests and therapeutic product candidates;

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●	market acceptance of our diagnostic tests and therapeutic product candidates, the size and growth of the potential markets for our current diagnostic tests and therapeutic product candidates, and any future diagnostic tests and therapeutic product candidates we may seek to develop, and our ability to serve those markets;

●	the successful development of our commercialization capabilities, including sales and marketing capabilities;

●	compliance with government regulations, including environmental, health, and safety regulations and liabilities thereunder;

●	the impact of a health epidemic on our business, our clinical trials, our research programs, healthcare systems, or the global economy as a whole;

●	general instability of economic and political conditions in the United States (“U.S.”), including inflationary pressures, increased interest rates, economic slowdown or recession, and escalating geopolitical tensions;

●	our anticipated uses of net proceeds from our financings;

●	the increased expenses associated with being a public company; and

●	other factors discussed elsewhere in this prospectus.

Many of the foregoing risks and uncertainties, as well as risks and uncertainties that are currently unknown to us, are or may be exacerbated by factors such as the ongoing conflict between Ukraine and Russia, escalating tensions between China and Taiwan, conflict in the Middle East, increasing economic uncertainty and inflationary pressures, and any consequent worsening of the global business and economic environment. New factors emerge from time to time, and it is not possible for us to predict all such factors. Should one or more of the risks or uncertainties described in this prospectus or any other filing with the Securities and Exchange Commission (the “SEC”) occur or should the assumptions underlying the forward-looking statements we make herein and therein prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference within it with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

Website and Social Media Disclosure

We use our websites (www.bioaffinitytech.com, ir.bioaffinitytech.com, www.cypathlung.com and www.precisionpath.us) to share Company information. Information contained on or that can be accessed through our websites is not, however, incorporated by reference in this prospectus. Investors should not consider any such information to be part of this prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. The forward-looking statements are contained principally in “Prospectus Summary” and “Risk Factors,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected, or implied in or by the forward-looking statements.

You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake any obligation to update any forward-looking statements. Unless the context requires otherwise, references to “we,” “us,” “our,” and “bioAffinity,” refer to bioAffinity Technologies, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus and the information incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” and our financial statements and related notes included elsewhere in this prospectus and incorporated by reference herein. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “bioAffinity,” or “the Company” refer to bioAffinity Technologies, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

Overview

Business Overview

We develop noninvasive diagnostic laboratory tests to detect early-stage lung cancer and other diseases of the lung using flow cytometry and automated analysis informed by machine learning, a form of artificial intelligence (AI). Our first commercial diagnostic test, CyPath® Lung, identifies and analyzes cell populations using flow cytometry, including cancer and cancer-related cells, that indicate a malignancy in the lung.

CyPath® Lung addresses the need for noninvasive detection of early-stage lung cancer with the proven ability to detect the leading cancer killer at its curative Stage 1A. Lung cancer is the leading cause of cancer-related deaths worldwide. Physicians order CyPath® Lung to assist in their assessment of patients who are at high risk for lung cancer. The CyPath® Lung test enables physicians to more confidently identify patients who will likely benefit from timely intervention and more invasive follow-up procedures or those patients who are likely without lung cancer and should continue screening in accordance with guidelines. For patients with small pulmonary nodules less than 20 millimeters (mm), CyPath® Lung has shown 92% sensitivity and 87% specificity with 88% accuracy in a clinical trial, offering the potential to increase the overall diagnostic accuracy of lung cancer testing, which could lead to increased survival, fewer unnecessary invasive procedures, reduced patient anxiety, and lower medical costs.

CyPath® Lung is performed and offered by our wholly owned subsidiary PPLS, a clinical anatomic and pathology laboratory which we acquired by purchasing the assets of Village Oaks Pathology Services, P.A., a Texas professional association. PPLS is a CAP-accredited and CLIA-certified commercial laboratory that has been in operation for more than 18 years.

In addition to CyPath® Lung, we are advancing development of our flow cytometry+AI platform for companion diagnostic tests targeted at asthma and chronic obstructive pulmonary disease (“COPD”). Diagnostics under development are designed to quantify the extent and type of inflammation in the lung associated with disease and further detect specific receptors in sputum that may determine the effectiveness of new and emerging therapies for asthma and COPD that have proved to effectively treat specific types of inflammation. Therapeutics for these lung diseases that are on the market or in development can help some but not all patients, and often it is unknown before use whether a drug will be effective. Our tests in development are designed to help determine the most effective use of new and emerging therapies for asthma and COPD and lessen the need for a trial-and-error approach to proscribing treatment.

Through our wholly owned subsidiary, OncoSelect® Therapeutics, LLC, we have conducted research that has led to discoveries and advancement of novel cancer therapeutic approaches that specifically and selectively target cancer cells. We continue to advance research and development for use of this technology for topical treatment of squamous cell skin cancer. We expect to present our findings at conferences and publish our research in peer-reviewed journals in the near future. We intend to seek strategic partners to develop our therapeutic discoveries which could result in broad-spectrum cancer treatments in the future.

Research and optimization of our platform technologies are conducted in laboratories at our wholly owned subsidiary PPLS and leased laboratory space at The University of Texas at San Antonio (UTSA). UTSA provided notice in January 2026 that our lease would not be renewed, and as a result we will relocate our research operations from UTSA to privately owned laboratory space.

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Recent Developments

●	Unit sales for CyPath® Lung diagnostic in the first quarter of 2026 achieved 146% growth compared to the first quarter of 2025, reflecting accelerating physician adoption and expanding clinical use of the Company’s noninvasive lung cancer diagnostic test.
●	In March 2026, we enrolled our first patient in our clinical trial entitled “Detection of Early-Stage Lung Cancer in Sputum using Flow Cytometry and an Automated Analysis Pipeline” (NCT07168993). The John P. Murtha Cancer Center Research Program (MCCRP), a research program within the Department of Surgery at the Uniformed Services University of the Health Sciences in Bethesda, Maryland, is providing support and funding associated with the trial at three collection sites – Brooke Army Medical Center in San Antonio, Texas, Walter Reed Medical Center in Bethesda, Maryland, and the South Texas Audie L. Murphy Memorial Veterans Medical Center.
●	In March 2026, we announced an additional patient case studies where a CyPath® Lung result of “Unlikely Malignancy” relieved patient anxiety and supported the physician’s decision to continue repeat imaging rather than subjecting patients to invasive, risky and costly biopsies. The case study adds to a growing number of reported cases where CyPath® Lung has made a decisive positive impact on patient care.

Corporate Information

We were incorporated in the State of Delaware on March 26, 2014. Our principal executive office is located at 3300 Nacogdoches, Suite 216, San Antonio, Texas 78217, and our telephone number at that address is (210) 698-5334. Our website address is https://www.bioaffinitytech.com/. Information contained on or that can be accessed through our website is not incorporated by reference into this prospectus. Investors should not consider any such information to be part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of specified reduced reporting requirements and other burdens that are otherwise applicable generally to other public companies. These provisions include, but are not limited to:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and selected financial data, and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or stockholder approval of any golden parachute arrangements.

We may take advantage of some or all of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (3) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure our Annual Report on Form 10-K, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period. As a result of this election, our timeline to comply with new or revised accounting standards will in many cases be delayed compared to other public companies that are not eligible to take advantage of this election or have not made this election. Therefore, our financial statements may not be comparable to those of companies that comply with the public company effective dates for these accounting standards.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

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THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 497,483 shares of Common Stock, which are comprised of (i) 365,603 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of Warrants as a result of certain anti-dilution adjustments of such Warrants and (ii) 131,880 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of shares of our Series B Preferred Stock as a result of certain anti-dilution adjustments of such shares of Series B Preferred Stock.

Number of shares of common stock outstanding prior to this offering	4,498,675 shares

Number of shares of common stock to be outstanding after this offering (1)	4,996,155 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders, except for the Warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 8 of this prospectus.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as incorporated by reference into this prospectus, for a discussion of factors to consider prior to deciding to invest in our common stock, or warrants that will accompany such securities.

Nasdaq Capital Market Symbol	“BIAF”.

(1) The number of shares of our common stock to be outstanding after this offering is based on 4,498,675 shares of our Common Stock outstanding as of December 31, 2025, and excludes:

●	101,448 shares of common stock issuable upon the conversion of 700 shares of Series B Convertible Preferred Stock at an initial conversion price of $6.90 per share;

●	1,348,294 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $28.44;

●	9,055 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $211.56;

●	41,800 shares of our Common Stock that are reserved for equity awards that may be granted under our 2024 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the warrants or options or conversion of the outstanding Series B Convertible Preferred Stock described above

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RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Before deciding whether to purchase our Common Stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and our stockholders may lose all or part of their investment in the shares of our Common Stock.

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders covered by this prospectus.

We are registering shares of Common Stock that may be issued by us to the selling stockholders upon exercise of the Warrants or conversion of the Series B Preferred Stock to permit the resale of these shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Common Stock. We will, however, receive the net proceeds of any Warrants exercised for cash.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 365,603 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $1.6 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends on our Common Stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

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PRIVATE PLACEMENT

On August 13, 2025, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which the Company agreed to issue and sell in a private placement (i) 990 shares of our newly designated Series B Convertible Preferred Stock, with a par value $0.001 per share and stated value of $1,000 per share, for gross proceeds to us of $990,000, which were initially convertible into 143,476 shares of our Common Stock at an initial conversion price of $6.90 per share and (ii) warrants to purchase up to 223,824 shares of our Common Stock at an initial exercise price of $10.56 per share of Common Stock.

On August 13, 2025, the Company entered into a warrant inducement agreement with the holder of a warrant to purchase 15,000 shares of Common Stock originally issued on August 5, 2024, with a current exercise price of $37.50 per share (the “August 2024 Warrant”) and a warrant to purchase 21,667 shares of Common Stock originally issued on October 21, 2024, with a current exercise price of $45.00 per share, pursuant to which the Holder agreed to exercise in cash the Existing Warrants at a reduced exercise price of $6.90 per share, for gross proceeds to the Company of $253,000. As an inducement to such exercise, the Company agreed to issue to the holder unregistered warrants to purchase up to 47,666 shares of the Company’s Common Stock. The new warrants, which have an initial exercise price of $10.56 per share and will not become exercisable until the Company’s stockholders approve the issuance of shares of Common Stock. Following stockholder approval, the warrants have a term of five years.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Series B Preferred Stock and exercise of the Warrants. For additional information regarding the issuance of the Series B Preferred Stock and the Warrants, see “Private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Series B Preferred Stock and the Warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and provides information regarding their beneficial ownership of shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their ownership of the shares of Common Stock, the Warrants and shares of Common Stock issuable upon exercise of warrants acquired in offerings prior to the transactions described in the section entitled, “Private Placement,” as of April 29, 2026, assuming exercise of the Warrants and conversion of the Series B Preferred Stock held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the maximum number of shares of Common Stock being offered by this prospectus by the Selling Stockholders, also without regard to any limitations on exercises or conversions.

In accordance with the terms of the August purchase agreement and the inducement agreement, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock, determined as if the outstanding Warrants were exercised and the Series B Preferred Stock were converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, without regard to any limitations on the exercise of the Warrants or conversion of the Series B Preferred Stock. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants and certificate of designations of the Series B Preferred Stock, the Selling Stockholders may not exercise the Common Warrants to the extent such exercise or conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock that would exceed 4.99%, of our then-outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants or conversion of such shares of Series B Preferred Stock which have not been exercised. The number of shares in the second, third and fourth columns do not reflect this limitation, but the percentages set forth in the fifth column do not give effect to such limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock of Owned After Offering	Percentage of Shares Beneficially Owned After Offering(2)
Funds managed by Empery Asset Management (3)	111,858	64,191	47,667	1.0%
Alta Partners, LLC (4)	151,082	45,669	105,413	2.3%
Bigger Capital Fund, LP (5)	199,572	73,929	125,643	2.7%
Mark Graber (6)	75,100	27,400	47,700	1.0%
Intracoastal Capital LLC (7)	406,631	123,214	283,417	5.9%
Richard Crumly (8)	282,981	73,929	209,052	4.4%
District 2 Capital (9)	300,822	73,929	226,893	4.8%
Warberg WF XIII LP (10)	81,282	15,222	66,060	1.4%

* Ownership of less than 1%

(1)	The Warrants and Series B Preferred Stock are each subject to a beneficial ownership limitation of 4.99%, which in each case restricts the Investor Selling Stockholders from exercising that portion of the warrants that would result in the Investor Selling Stockholders and their affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The number of shares set forth in the above table does not reflect the application of this limitation.

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(2)	Based on 4,498,675 shares of Common Stock outstanding as of April 29, 2026.
(3)	The shares listed in the third column consist of Warrants to purchase an aggregate of 64,191 shares of Common Stock consisting of (i) 34,692 shares of Common Stock issuable upon exercise of Warrants held by Empery Asset Master, LTD (“EAM”); (i) 10,496 shares of Common Stock issuable upon exercise of Warrants held by Empery Tax Efficient, LP. (“ETE”); and (iii) 19,003 shares of Common Stock issuable upon exercise of Warrants held by Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”). The shares listed in the second column consist of (i) the aforementioned shares, and (ii) 47,667 shares of Common Stock issuable upon exercise of common stock purchase warrants that are not being registered for resale hereunder and are held by the Empery Funds. Empery Asset Management LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.
(4)	The shares listed in the third column consist of 45,669 shares of Common Stock issuable upon exercise of Warrants. The shares listed in the second column consist of (i) the aforementioned shares, (ii) 71,500 shares of Common Stock issuable upon exercise of common stock purchase warrants that were initially issued as registered securities and are not being registered for resale hereunder, and (iii) 33,913 shares of Common Stock issuable upon exercise of Warrants that are not being registered for resale hereunder. Steven Cohen is the managing member of Alta Partners LLC and has voting control and investment discretion over securities beneficially owned directly by Alta Partners LLC and has voting control and investment discretion over securities beneficially owned directly by Alta Partners LLC. In such role, Mr. Cohen may be deemed to beneficially own the securities owned by Alta Partners LLC. We have been advised that none of Mr. Cohen or Alta Partners LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Cohen or Alta Partners LLC as to beneficial ownership of the securities beneficially owned directly by Alta Partners LLC. The business address of Alta Partners LLC 1205 Franklin Avenue, Suite 320, Garden City, NY 11530.
(5)	The shares listed in the third column consist of (i) 45,669 shares of Common Stock issuable upon exercise of Warrants, and (ii) 28,260 shares of Common Stock issuable upon conversion of Series B Preferred Stock. The shares listed in the second column consist of (i) the aforementioned shares, (ii) 21,739 shares of Common Stock issuable upon conversion of Series B Preferred Stock that are not being registered for resale hereunder, (iii) 67,134 shares of Common Stock issuable upon exercise of Warrants that are not being registered for resale hereunder, and (iv) 36,770 shares of Common Stock issuable upon exercise of common stock purchase warrants that were initially issued as registered securities and are not being registered for resale hereunder. Michael Bigger is the managing member of Bigger Capital Fund, LP and has voting control and investment discretion over securities beneficially owned directly by Bigger Capital Fund, LP and has voting control and investment discretion over securities beneficially owned directly by Bigger Capital Fund, LP. In such role, Mr. Bigger may be deemed to beneficially own the securities owned by Bigger Capital Fund, LP. We have been advised that none of Mr. Bigger or Bigger Capital Fund, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Bigger or Bigger Capital Fund, LP as to beneficial ownership of the securities beneficially owned directly by Bigger Capital Fund, LP. The business address of Bigger Capital Fund, LP is 11700 W Charleston Blvd. 170-659, Las Vegas, NV 89135.
(6)	The shares listed in the third column consist of 27,400 shares of Common Stock issuable upon exercise of Warrants. The shares listed in the second column consist of (i) the aforementioned shares (ii) 27,353 shares of Common Stock issuable upon exercise of common stock purchase warrants that were initially issued as registered securities and are not being registered for resale hereunder, and (iii) 20,347 shares of Common Stock issuable upon exercise of common stock purchase warrants that are not being registered for resale hereunder. Mr. Graber has voting control and investment discretion over securities beneficially owned. In such role, We have been advised that Mr. Graber is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of Mr. Graber is 56 Oakwell Farms Pkwy, San Antonio, TX 78218.

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(7)	The shares listed in the third column consist of (i) 76,114 shares of Common Stock issuable upon exercise of Warrants, and (ii) 47,100 shares of Common Stock issuable upon conversion of Series B Preferred Stock. The shares listed in the second column consist of (i) the aforementioned shares, (ii) 36,231 shares of Common Stock issuable upon conversion of Series B Preferred Stock that are not being registered for resale hereunder, (iii) 190,665 shares of Common Stock issuable upon exercise of common stock purchase warrants that were initially issued as registered securities and are not being registered for resale hereunder, and (iv) 56,521 shares of Common Stock issuable upon exercise of common stock purchase warrants that are not being registered for resale hereunder. Mitchell P. Kopin is the managing member of Intracoastal Capital, LLC and has voting control and investment discretion over securities beneficially owned directly by Intracoastal Capital, LLC and has voting control and investment discretion over securities beneficially owned directly by Intracoastal Capital, LLC. In such role, Mr. Kopin may be deemed to beneficially own the securities owned by Intracoastal Capital, LLC. We have been advised that none of Mr. Kopin or Intracoastal Capital, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Kopin or Intracoastal Capital, LLC as to beneficial ownership of the securities beneficially owned directly by Intracoastal Capital, LLC. The business address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, Florida 33483.
(8)	The shares listed in the third column consist of (i) 45,669 shares of Common Stock issuable upon exercise of Warrants, and (ii) 28,260 shares of Common Stock issuable upon conversion of Series B Preferred Stock. The shares listed in the second column consist of (i) the aforementioned shares, (ii) 21,739 shares of Common Stock issuable upon conversion of Series B Preferred Stock that are not being registered for resale hereunder, (iii) 143,000 shares of Common Stock issuable upon exercise of common stock purchase warrants that were initially issued as registered securities and are not being registered for resale hereunder, (iv) 44,313 shares of Common Stock issuable upon exercise of Warrants that are not being registered for resale hereunder. Mr. Crumly has voting control and investment discretion over securities beneficially owned. In such role, We have been advised that Mr. Graber is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The business address of Mr. Crumly is P.O. Box 1381, Austin, Texas 78767.
(9)	The shares listed in the third column consist of (i) 45,669 shares of Common Stock issuable upon exercise of Warrants, and (ii) 28,260 shares of Common Stock issuable upon conversion of Series B Preferred Stock. The shares listed in the second column consist of (i) the aforementioned shares, (ii) 21,739 shares of Common Stock issuable upon conversion of Series B Preferred Stock that are not being registered for resale hereunder, (iii) 136,770 shares of Common Stock issuable upon exercise of common stock purchase warrants that were initially issued as registered securities and are not being registered for resale hereunder, (vii) 68,384 shares of Common Stock issuable upon exercise of warrants that are not being registered hereunder. Michael Bigger is the managing member of District 2 Capital Fund LP and has voting control and investment discretion over securities beneficially owned directly by District 2 Capital Fund LP. In such roles, Mr. Bigger may be deemed to beneficially own the securities owned by District 2 Capital Fund LP. We have been advised that none of Mr. Bigger or District 2 Capital Fund LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Bigger as to beneficial ownership of the securities beneficially owned directly by District 2 Capital Fund LP. The business address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington NY 11743.
(10)	The shares listed in the third column consist of 15,222 shares of Common Stock issuable upon exercise of Warrants. The shares listed in the second column consist of (i) the aforementioned shares, (ii) 54,756 shares of Common Stock issuable upon exercise of common stock purchase warrants, and (iii) 11,304 shares of Common Stock issuable upon exercise of Warrants that are not being registered for resale hereunder owned by Warberg WF XII LP. Daniel Warsh is the principal of the general partner of Warberg WF XII LP and has voting control and investment discretion over securities beneficially owned directly by Warberg WF XIII LP. In such roles, Mr. Warsh may be deemed to beneficially own the securities owned by Warberg WF XIII LP. We have been advised that none of Mr. Warsh, Warberg XII LP or Warberg WF XIII LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, an affiliate or associated person of a FINRA member, or an affiliate of a broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Warsh as to beneficial ownership of the securities beneficially owned directly by Warberg WF XIII LP. The business address of Warberg WF XIII LP is 716 Oak Street, Winnetka, IL 60093.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are currently authorized to issue up to 350,000,000 shares of Common Stock, par value $0.007 per share, and 20,000,000 shares of Preferred Stock, par value $0.001 per share. As permitted by the Company’s Charter, the Company has designated (i) 5,400,000 shares of Preferred Stock as “Series A Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), of which no shares are outstanding, and (ii) 990 shares of Preferred Stock as “Series B Convertible Preferred Stock,” par value $0.001 per share (the “Series B Preferred Stock”), of which 700 shares are outstanding.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to cast one vote for each share held of record on all matters presented to the stockholders. Holders of our Common Stock have no cumulative voting rights.

Dividend Rights

The Board is not obligated to declare a dividend, has never declared or paid cash dividends on its Common Stock, and does not anticipate paying dividends on our Common Stock for the foreseeable future.

Rights upon Liquidation

In the event of our liquidation, dissolution, or winding up, either voluntary or involuntary, subject to the rights and preferences that may apply to any shares of Preferred Stock outstanding at the time, the assets or surplus funds legally available for distribution to our stockholders would be distributable ratably among the Common Stockholders based on the number of shares of Common Stock held by each such holder, subject to prior satisfaction of all outstanding debt and liabilities.

No Preemptive or Similar Rights

Holders of our Common Stock are not entitled to preemptive rights to subscribe to additional shares if issued. Our Common Stock is not subject to any redemption or sinking-fund provisions. All outstanding shares of our Common Stock are fully paid and non-assessable.

Series A Preferred Stock

Voting Rights

Holders of the shares of Series A Preferred Stock have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted. In addition, for so long as 30% of the shares of Series A Preferred Stock remain outstanding, the Series A Preferred Stockholders, voting together as a single class, may exercise the Series A Director Designation Right, pursuant to which they are entitled to elect one director of the Company as the Series A Representative. Any Series A Representative elected by the holders of Series A Preferred Stock may be removed from office only by the Series A Preferred Stockholders, and any vacancy of a Series A Representative may be filled only by the holders of the Series A Preferred Stock. If at any time fewer than 30% of the shares of Series A Preferred Stock remain outstanding, then the director position previously held by the Series A Representative will be elected by all of the holders of Preferred Stock and Common Stock acting together.

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Dividend Rights

Holders of shares of the Series A Preferred Stock are entitled to receive dividends, in preference to any declaration or payment of a dividend to holders of the Common Stock, of 8% per share per annum when, as and if declared by the Board. Such dividends are not cumulative. See “Description of Securities-Dividend Policy” below.

Rights Upon Liquidation

In the event of any liquidation, dissolution or similar event, the holders of shares of Series A Preferred Stock are entitled to receive in preference to any distribution of any of the assets of the Company to the holders of the Common Stock, $7.70 per share (subsequent to the reverse-stock-split calculation). Unless otherwise decided by holders of a majority of the Preferred Stock outstanding, a liquidation includes a sale of substantially all of the assets of the Company and a merger, unless such merger is solely for the purpose of changing the Company’s state of incorporation or a majority of the voting power of the surviving entity will be owned by persons who were stockholders of the Company prior to the merger. Holders of shares of Preferred Stock will not participate with the holders of Common Stock in the distribution of the remainder of the Company’s assets.

Conversion Rights

Shares of Series A Preferred Stock are convertible, at the option of the holder thereof, into shares of Common Stock at any time. Shares of Series A Preferred Stock are automatically converted into shares of Common Stock following the closing of an underwritten initial public offering of our Common Stock in which at least $10,000,000 in shares of Common Stock are sold at a price of $3.00 per share or more or such other date as agreed to by holders of the majority of the outstanding shares of Series A Preferred Stock. The holders of a more than a majority of our outstanding shares of Series A Preferred Stock executed a written consent such that all of the issued and outstanding shares of Series A Preferred Stock automatically converted into fully paid and nonassessable shares of Common Stock immediately prior to the closing of the initial public offering at the then-effective conversion rate of the Series A Preferred Stock. The conversion rate of Series A Preferred Stock into Common Stock is initially 1 for 7 (as adjusted for the 1-for-7 reverse stock split) but is subject to further adjustment in the event of a stock split, stock dividend or similar event.

Following the automatic conversion of the Series A Preferred Stock shares into Common Stock immediately prior to the closing of our initial public offering, the Company does not intend to issue any further shares of Series A Preferred Stock. Furthermore, the Series A Director Designation Right ceased to exist because no shares of Series A Preferred Stock are outstanding. The director who served as the Series A Representative, Gary Rubin, stepped down from the Board is August 2025 for personal reasons. The number of Board seats for election by the holders of the Common Stock was expanded by one so that the director position that the holders of the Series A Preferred Stock were previously entitled to elect will be subject to election by the holders of the Common Stock following the conversion of the Series A Preferred Stock into Common Stock.

Series B Preferred Stock

Voting Rights

Except as otherwise required by law, holders of Series B Preferred Stock shall not be entitled to any voting rights.

Dividends Rights

The holders of Series B Preferred Stock shall be entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Conversion

The Series B Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $0.23 per share (the “Conversion Price”). Each share of Series B Preferred Stock shall be convertible into such number of shares of Common Stock that results from dividing the Stated Value by the Conversion Price.

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Limitations on Conversion

Holders of Series B Preferred Stock are prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Compliance with Rules of Principal Market

The Company will be prohibited from issuing any shares of Common Stock upon conversion of the Series B Preferred Stock if after giving effect to such issuance, the aggregate number of Conversion Shares issued under this Agreement would exceed 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of the execution date of the Purchase Agreement until such time as the Company obtains stockholder approval of such issuances (the “Preferred Stockholder Approval”).

Adjustment Upon Issuance of Common Stock

If and whenever on or after the date on which the Company obtains the Preferred Stockholder Approval, the Company is deemed to have issued or sold any shares of Common Stock for a consideration per share less than the Conversion Price, the Conversion Price will be reduced to such new issuance price subject to a floor price of $0.10.

Warrants

As of April 29, 2026, we have outstanding warrants to purchase an aggregate of 1,348,294 shares of Common Stock, with a weighted average exercise price equal to $28.44 per share, which includes Tradeable Warrants and Non-Tradeable Warrants that we issued in connection with our initial public offering to purchase an aggregate of 143,524 shares of Common Stock, all of which have an exercise price of $91.95 per share.

Stock Options

As of April 29, 2026, we had outstanding options to purchase an aggregate of 9,055 shares of Common Stock, with a weighted average exercise price equal to $211.56 per share.

Exchange Listing

Our Common Stock and the Tradeable Warrants trade on The Nasdaq Capital Market under the symbols “BIAF” and “BIAFW,” respectively.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future, and it is unlikely that investors will derive any current income from ownership of our stock.

Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and A&R Bylaws

Certain provisions of the Delaware General Corporation Law (“DGCL”) and of our Charter and our A&R Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our Board. These provisions might also have the effect of preventing changes in our Board or management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

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Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the corporation’s Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by the corporation’s Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder, and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our Company.

Provisions of Our Charter and A&R Bylaws

Our Charter and A&R Bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions will include the items described below.

Director Vacancies

Our A&R Bylaws authorize the Board to fill vacant directorships and provide that the number of directors constituting our Board may be set by resolution of the incumbent directors.

Special Meetings of Stockholders

Our A&R Bylaws provide that special meetings of our stockholders may only be called pursuant to a resolution approved by the Board. The only business that may be conducted at a special meeting of our stockholders is the matter or matters set forth in the notice of such special meeting.

Prohibition of Stockholder Action by Written Consent

Our Charter and A&R Bylaws prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders.

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Advance Notice Requirements

Our A&R Bylaws establish advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholder meetings. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders (if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting), or (ii) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date that the date of such meeting was disclosed in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Company with the SEC pursuant to the Exchange Act. Our A&R Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment to Charter and A&R Bylaws

As required by the DGCL, any amendment of our Charter must first be approved by a majority of our Board, and if required by law or our Charter, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our A&R Bylaws provide for amendment of the A&R Bylaws by a majority of our Board or by a majority of the outstanding shares entitled to vote on the amendment.

Exclusive Forum

Both our Charter and our A&R Bylaws contain exclusive forum provisions that provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, our Charter or A&R Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. These provisions expressly do not apply to claims arising under the Exchange Act, or for any other federal securities laws which provide for exclusive federal jurisdiction. However, these exclusive forum provisions provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the exclusive forum provisions in our Charter and A&R Bylaws. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, employees, or agents, which may discourage lawsuits against us and our directors, officers, employees, and agents.

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Limitations on Liability and Indemnification of Officers and Directors

Our Charter and our A&R Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law a director or officer may not be exculpated for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the Selling Stockholders do not own any Common Warrants or Common Warrants Shares as applicable.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of bioAffinity Technologies, Inc. as of December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about bioAffinity Technologies, Inc.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere in the documents incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at https://www.bioaffinitytech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

●	our Current Reports on Form 8-K filed with the Commission on March 17, 2026, March 25, 2026, April 1, 2026, April 7, 2026, April 14, 2026, and April 30, 2026 (other than any portions thereof deemed furnished and not filed);

●	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026;

●	Proxy Statement on Schedule 14A filed on March 16, 2026; and

●	The description of our Common Stock set forth in our registration statement on Form 8-A (Commission File No. 001-41463) filed with the SEC on August 23, 2022, including any amendments thereto or reports filed for the purposes of updating this description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

(210) 698-5334

Attn: Chief Financial Officer

You also may access these filings on our website at www.bioaffinitytech.com under the heading “Investor Relations—SEC Filings.” We do not incorporate the information on our website into this prospectus or any supplement to this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

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bioAffinity Technologies, Inc.

497,483 Shares of Common Stock

PROSPECTUS

May 12, 2026